[MAYFLOWER BANCORP, INC. LETTERHEAD]

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                                  NEWS RELEASE

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FOR RELEASE:  IMMEDIATE                                 CONTACT:  MARIA VAFIADES
                                                                  (508) 947-4343

                             MAYFLOWER BANCORP, INC.
                      TO INITIATE STOCK REPURCHASE PROGRAM

      (Middleboro, MA), July 2, 2007 -- Mayflower Bancorp, Inc. (Nasdaq: MFLR) (the "Company"), the holding company for Mayflower Co-operative Bank, announced today that it has approved a stock repurchase program to acquire up to 104,792 shares, or 5%, of the Company's outstanding common stock. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. There is no guarantee as to the exact number of shares to be repurchased by the Company or as to the potential timing of those possible transactions. Repurchased shares will be held in treasury.

      Mayflower Co-operative Bank is a Massachusetts state chartered co-operative bank specializing in residential and commercial lending and traditional banking and deposit services. The Bank currently serves southeastern Massachusetts from its Main Office in Middleboro and maintains additional full-service offices in Bridgewater, Lakeville, Plymouth, Rochester, Wareham, and West Wareham, Massachusetts. All of the Bank's deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to applicable limits. All amounts above those limits are insured in full by the Share Insurance Fund (SIF) of Massachusetts. For further information on Mayflower Bank please visit www.mayflowerbank.com.
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      This press release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues that may impact the Bank's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Bank's operations, pricing, products and services.